For Immediate Release
Contact:        James B. Lipham                   Patrick A. Reynolds
                Chief Financial Officer           Director of Investor Relations
                (706) 649-2262                    (706) 649-5220

TSYS(R) Exceeds Forecast and Reports 25.1% Increase in Net Income for 1999

Columbus, Ga., January 11, 2000 -- Total System Services, Inc.(R) (TSYS(R)) (NYSE: "TSS") today announced net income and revenues for the twelve months and fourth quarter ended December 31, 1999. Net income for 1999 increased 25.1% to $68.6 million, up from $54.8 million for 1998. Basic and diluted earnings per share for 1999 increased to $.35, up from $.28 for 1998. Revenues for 1999 were $533.9 million, an increase of 34.8%, compared with revenues of $396.2 million for 1998.

Net income for the quarter increased 14.2% to $20.3 million, up from $17.8 million, for the same period last year. Basic and diluted earnings per share for the fourth quarter of 1999 increased to $.10, up from $.09 for the fourth quarter of 1998. Revenues for the fourth quarter of 1999 were $143.8 million, an increase of 31.9%, compared with revenues of $109.0 million for the fourth quarter of 1998. The increase in net income for the fourth quarter was limited by the growth in expenses related to conversion expenses for Sears, Canadian Tire, and Nordstrom; employment expenses; accelerated equipment lease expenses; occupying the new riverfront campus; a new card production facility; and the establishment of an international office in London.

Chairman and CEO Richard W. Ussery said, "We are delighted with the financial results for 1999. Early in 1999, we forecast a net income increase of 20% over 1998; then, in our third quarter earnings announcement, we amended our forecast to 23%. Because of strong fourth quarter revenues and expense control, we delivered a solid 25.1% increase. In our third quarter 1999 announcement, we also forecast that our net income in 2000 would grow 13 - 15% over 1999. We are now finalizing our budgets and are forecasting a net income increase of 20% in 2000 in spite of the anticipated loss of one of our largest customers, AT&T Universal Card Services, which will be taken in-house by Citigroup. We believe that new contracts and new business under negotiations, once converted, will more than offset the loss of AT&T/Citigroup revenues. TSYS reported the seventeenth consecutive year of record net income, revenues, and earnings per share in 1999. We anticipate another record year in 2000."

Ussery continued, "Due to our people and their dedication to our company, we had a smooth, uneventful transition into the new millennium. Congratulations are due to our TSYS Team 2000 and every team member that worked to ensure that our customers were not impacted by the Y2K bug."

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TSYS Announces Financial Results for 1999/Page 2

During the fourth quarter of 1999, TSYS made several significant announcements. TSYS introduced its digital wallet solution, SureWallet SM, another product of its SureTransact SM comprehensive suite of issuer-branded e-commerce solutions. SureTransact leverages TSYS' twenty years experience in electronic commerce and will enhance its e-commerce product offerings. One of the most exciting opportunities for TSYS' growth in 2000 and beyond is in the electronic commerce areas. We plan to be a major player in the business-to-consumer and business-to-business arenas through product development, alliances with Internet enabling companies and acquisitions of specialty companies that add to our product offerings.

Also during the quarter, TSYS added three new members to the TSYS Board of
Directors: Thomas G. Cousins, Sidney E. Harris and Rebecca K. Yarbrough. Thomas Cousins is Chairman and CEO of Cousins Properties Incorporated. Dr. Sidney Harris is Dean of Georgia State University's J. Mack Robinson College of Business. Rebecca Yarbrough is a private investor who has held leadership positions with several community organizations for a number of years. During the quarter, Synovus Financial Corp. and its subsidiaries, including TSYS, were named #5 on FORTUNE's 100 Best Companies to Work for in America list.

TSYS is one of the world's leading processors of data and transactions for domestic and international issuers of credit, debit, commercial and private-label cards. TSYS' sophisticated systems offer online accounting, data processing, electronic commerce services, portfolio management, account acquisition, credit evaluation, risk management and customer service. With more than 206 million accounts on file, TSYS and its family of companies service the entire lifecycle of card accounts, making it possible for 284 million consumers to use their cards anytime, anywhere. Headquartered in Columbus, Ga., TSYS (www.totalsystem.com) is an 80.8 percent owned subsidiary of Synovus Financial Corp., (NYSE: "SNV") (www.synovus.com) named one of the Best Companies to Work for in America by FORTUNE magazine.

This press release contains statements that constitute
"forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this press release include the intent, belief or current expectations of TSYS and members of its senior management team with respect to the percentage increases in earnings of TSYS expected for the year 2000, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.


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TSYS Announces Financial Results for 1999/Page 3

Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers, TSYS' inability to control expenses associated with the growth in its number of employees, the inability of TSYS to grow its business through acquisitions, adverse developments with respect to entering into contracts with new clients and retaining current clients, adverse developments with respect to the successful conversion of clients, failure to successfully complete TSYS' Year 2000 modification plans substantially as scheduled and budgeted, adverse developments with respect to the credit card industry in general and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 1999.



-- more --
                          TOTAL SYSTEM SERVICES, INC.
                              Financial Highlights
                     (In thousands, except per share data)


                                      Three months ended                       Twelve months ended
                                        December 31,                              December 31,
                                     --------------------------------     ----------------------------------------
                                                           Percentage                                Percentage
                                       1999        1998     Change        1999            1998         Change
                                     --------    -------   ---------      ------       ----------    -------------
Revenues                              143,796      109,005    31.9 % $     533,926        396,194     34.8 %

Expenses                              117,817       87,093    35.3         445,634        329,825     35.1

Equity in Income of
  Joint Ventures                        3,881        4,279    (9.3)         12,327         12,974     (5.0)
                                     --------     --------                 -------        -------

Operating Income                       29,860       26,191    14.0         100,619         79,343     26.8

Other Income                              870          418     nm            2,957          2,444     21.0
                                     --------                              -------         ------

Income before Income Taxes             30,730       26,609    15.5         103,576         81,787     26.6

Income Taxes                           10,456        8,850    18.1          34,983         26,956     29.8
                                     --------      -------                 -------        -------

Net Income                       $     20,274       17,759    14.2   $      68,593         54,831     25.1
                                    =========      =======                 =======        =======

Basic Earnings Per Share         $       0.10         0.09    13.7   $       0.35            0.28     24.5
                                    =========      =======                 =======        =======

Diluted Earnings Per Share       $       0.10         0.09    13.8   $       0.35            0.28     24.6
                                    =========      =======                 =======        =======

Dividend Declared Per Share      $      0.010        0.010           $      0.040           0.038
                                    =========      =======                 =======        =======

Average Common Shares
  Outstanding                     194,911,349  194,038,062            194,912,983     194,019,689
                                  ========================             ==========================

Average Common and Common
  Equivalent Shares Outsta        195,365,426  194,718,158            195,478,593     194,669,451
                                  ========================             ==========================


nm = not meaningful

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